EXHIBIT 14.1

Code of Ethics

1.     Purpose of the Code

    The purpose of this code is to define standards applicable to the President and Chief Executive Officer, the Executive Vice President and Vice President, Finance and any other person performing similar functions (the "Financial Reporting Officers") at Richmont Mines Inc. (the "Company") in order to promote:

1.1	honest and ethical conduct;

1.2	avoidance of conflicts of interest, whether actual or apparent;

1.3	full, fair, accurate, timely and understandable disclosure in financial statements, reports and documents that the Company files with, or submits to, shareholders and securities authorities, as well as in other public communications made by the Company;

1.4	compliance with various legislations and regulations applicable to the Company;

1.5	prompt internal disclosure of any violation of this code; and

1.6	accountability for any failure to respect this code.
2.	Honest and Ethical Conduct

Financial Reporting Officers are vested with both the responsibility and authority to protect, balance and preserve the interests of all of the Company's stakeholders, including shareholders, clients, employees and suppliers. Financial Reporting Officers fulfill this responsibility by prescribing and enforcing the policies and procedures employed in the operation of the
Company's financial organization and by exhibiting and promoting the highest standards of honesty and ethical conduct.

In respect of the latter, Financial Reporting Officers shall:

	-	not abuse their position to obtain advantage for themselves, family members or close associate ,or demonstrate any abuse of authority;

	-	refrain from engaging in conduct which would discredit and/or compromise the integrity of the Company, including neglect of duty, deceit, breach of confidence, corrupt practices and unlawful or unnecessary breaches of authority;

	-	serve loyally, without self-interest and free from conflicts with other commitments including advocacy or interest groups and memberships on boards of other companies or staffs; and

	-	avoid any conflict of interest with respect to their fiduciary responsibilities.

3.	Precautions, Rules and Obligations in Case of Conflicts of Interest

Generally, the Financial Reporting Officers must not place themselves in any situation of conflict of interest, whether actual or apparent, or take into consideration, in the performance of their functions, interests that are not exclusively the best interests of the Company. The following guidelines describe more precise rules in this regard. However, these rules are not exhaustive and must not be interpreted so as restrict the general rule.

Every Financial Reporting Officer must disclose, promptly and in writing to his immediate superior and to the Chairman of the Audit Committee of the Board of Directors:

	3.1	any position or function that he holds as an officer, director or employee with any other companies, non-profit organizations and corporations, and other public and para-public organizations or institutions;

	3.2	any business relationship he has with clients, suppliers or competitors of the Company, other than as a Financial Reporting Officer of the Company;

	3.3	any relationship he has with persons working for any external auditor of the Company or any of its subsidiaries, other than relationships directly and exclusively related to the performance of the external audit mandates;

	3.4	any business relationship which the companies and organizations in which he holds an interest ("Related Corporations") may have with the Company, its subsidiaries, or their clients, suppliers or competitors; whether his interest in the Related Company is direct or indirect (including through a holding company, management company, family member or associate), and whether as a shareholder, lender, creditor, debtor or investor, save that no disclosure is required in cases where the Related Corporation is a public company in which he holds no more than 5% of the outstanding shares;

	3.5	all business relationships he has with the Company or its affiliates, other than as a
Financial Reporting Officer of the Company;

	3.6	any profit that he or a member of his family is likely to derive from a transaction concluded or planned by the Company with a third party, other than in his capacity as a shareholder of the Company;

	3.7	any circumstance or event susceptible of rendering him unable to fulfill his functions in conformity with his job description and objectives, policies of the Company, applicable law and regulation, or that could materially affect the reputation or best interests of the
Company; and

	3.8	any circumstance, fact or event involving the Company, a director, an officer or any other person, that is likely to materially and negatively affect the reputation or best interests of the Company.

For the purpose of this code, conflict of interest means any situation in which a Financial
Reporting Officer could be inclined to favour his own interests or those of a third party in a manner that is contrary or in preference to the interests of the Company. A situation of apparent conflict of interest can be just as harmful, as it is likely to spread doubt among the shareholders of the Company, the public, and even within the Company itself.

4.	Financial Records and Compliance

	4.1	All financial data must be gathered, compiled and treated by the Financial Reporting
Officers with rigour and integrity, in order to give a fair, true and accurate picture of the financial situation of the Company.

	4.2	All reports and financial statements must be set out in a complete, fair, accurate, comprehensive and timely manner.

	4.3	In the performance of their functions, the Financial Reporting Officers must comply with the laws and regulations applicable to the Company, the Generally Accepted Accounting
Principles (GAAP) in Canada and the U.S., by means of financial statement note reconciliation disclosure, the rules prescribed by regulatory authorities having jurisdiction over the activities of the Company, in particular the U.S. Securities and Exchange
Commission, and the policies of the Company.

5.	Procedure and Sanctions

	5.1	In any case where a more specific procedure has not been established in this code or other official communication of the Company, any questions related to the application of this code must be submitted to the Chief Financial Officer of the Company or to the person appointed by him for such purpose.

	5.2	A Financial Reporting Officer who has knowledge of any violation of this code must bring such violation to the attention of his/her immediate superior and, if this violation is not corrected by the immediate superior, to that person's immediate superior and so on up the hierarchy of authority to the Audit Committee, if necessary, until the issue is resolved.

	5.3	Every violation of this code shall be disclosed to the Audit Committee in a timely manner.

	5.4	Any Financial Reporting Officer who does not comply with this code is subject to disciplinary sanctions that could go as far as the termination of his employment.

	5.5	Under no circumstances shall the action of raising questions regarding the applicable procedure for the treatment of accounting data be considered a motive for disciplinary sanctions or the termination of employment of the Financial Reporting Officer who raises such questions.

	5.6	The rules set out in this code are not exhaustive and shall not be interpreted so as to limit other policies and rules applicable to the employees of the Company, including the
Financial Reporting Officers, save in cases where there is a direct contradiction in which case this code shall prevail. Similarly, this code shall not be interpreted so as to impede the normal supervisory functions of Financial Reporting Officers.

6.	Certificate, Review and Disclosure

	6.1	Each Financial Reporting Officer shall sign a certificate undertaking to comply with this code in the form attached as Schedule A, and shall file such certificate with the Corporate
Secretary of the Company, and shall thereafter execute new certificates upon material changes being made to this code.

	6.2	The Audit Committee shall review and reassess the adequacy of this code annually and at other times it deems appropriate, and shall propose such changes to the Board of
Directors as it deems appropriate.

	6.3	All amendments to and waivers of this code shall be disclosed by the Company as required by law or regulation.

This Code of Ethics for Financial Reporting Officers was adopted by the Board of Directors of
Richmont Mines Inc. on the 22th day of June, 2004.

By order of the Board of Directors
RICHMONT MINES INC.

SCHEDULE A

CERTIFICATE

I, Louis Dionne, President and Chief Executive Officer of Richmont Mines Inc., have read the Code of Ethics for Financial Reporting Officers (the "Code") and understand its terms.

I endorse the standard of conduct set out in the Code and undertake to comply with the Code.

I further agree to speak to the Chairman if I have any concerns about a possible breach of the Code.

Signature of Financial Reporting Officer	(/s/) Louis Dionne

Date:	June 22, 2004

Signature of immediate superior:	(/s/) Jean-Guy Rivard

Date:	June 22, 2004

Name of immediate superior:	Jean-Guy Rivard, Chairman

SCHEDULE A

CERTIFICATE

I, Martin Rivard, Executive Vice President of Richmont Mines Inc., have read the Code of Ethics for Financial Reporting Officers (the "Code") and understand its terms.

I endorse the standard of conduct set out in the Code and undertake to comply with the Code.

I further agree to speak to the President and Chief Executive Officer if I have any concerns about a possible breach of the Code.

Signature of Financial Reporting Officer	(/s/) Martin Rivard

Date:	June 22, 2004

Signature of immediate superior:	(/s/) Louis Dionne

Date:	June 22, 2004

Name of immediate superior:	Louis Dionne, President and CEO

SCHEDULE A

CERTIFICATE

I, Jean-Yves Laliberté, Vice President, Finance of Richmont Mines Inc., have read the Code of Ethics for Financial Reporting Officers (the "Code") and understand its terms.

I endorse the standard of conduct set out in the Code and undertake to comply with the Code.

I further agree to speak to the Executive Vice President if I have any concerns about a possible breach of the Code.

Signature of Financial Reporting Officer	(/s/) Jean-Yves Laliberté

Date:	June 22, 2004

Signature of immediate superior:	(/s/) Martin Rivard

Date:	June 22, 2004

Name of immediate superior:	Martin Rivard, Executive Vice President